Exhibit 99.1

Supermicro Announces First Quarter Fiscal Year 2024 Financial Results

SAN JOSE, Calif. -- November 1, 2023 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Manufacturer for AI, Cloud, Storage and 5G/Edge, today announced financial results for its first quarter of fiscal year 2024 ended September 30, 2023.

First Quarter Fiscal Year 2024 Highlights
•Net sales of $2.12 billion versus $2.18 billion in the fourth quarter of fiscal year 2023 and $1.85 billion in the same quarter of last year.
•Gross margin of 16.7% versus 17.0% in the fourth quarter of fiscal year 2023 and 18.8% in the same quarter of last year.
•Net income of $157 million versus $194 million in the fourth quarter of fiscal year 2023 and $184 million in the same quarter of last year.
•Diluted net income per common share of $2.75 versus $3.43 in the fourth quarter of fiscal year 2023 and $3.35 in the same quarter of last year.
•Non-GAAP diluted net income per common share of $3.43 versus $3.51 in the fourth quarter of fiscal year 2023 and $3.42 in the same quarter of last year.
•Cash flow provided by operations for the first quarter of fiscal year 2024 of $271 million and capital expenditures of $3 million.
Non-GAAP gross margin for the first quarter of fiscal year 2024 was 17.0% which adds back stock-based compensation expenses of $6 million. Non-GAAP diluted net income per common share for the first quarter of fiscal year 2024 was $3.43, with adjustments for stock-based compensation expenses of $41 million, net of the related tax effects of $16 million.

As of September 30, 2023, total cash and cash equivalents was $543 million and total bank debt was $146 million.

“I am pleased to announce that we are off to a good start to fiscal 2024, achieving first quarter revenue of $2.12B,” said Charles Liang, President and CEO of Supermicro. “Our teams executed with passion and precision despite the ongoing GPU supply constraints. We are working diligently to meet these challenges and given my confidence in my team and the strong demand we are seeing for AI infrastructure and compelling new and upcoming compute and storage products we are now raising our fiscal year 2024 outlook to $10B - $11B in revenue.”

Business Outlook and Management Commentary
For the second quarter of fiscal year 2024 ending December 31, 2023, the Company expects net sales of $2.7 billion to $2.9 billion, GAAP net income per diluted share of $3.75 to $4.24 and non-GAAP net income per diluted share of $4.40 to $4.88. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 15.7% and 17.1%, respectively, and a fully diluted share count of 57.6 million shares for GAAP and fully diluted share count of 58.3 million shares for non-GAAP. The outlook for second quarter of fiscal year 2024 GAAP net income per diluted share includes approximately $40 million in expected stock-based compensation, net of related tax effects of $13 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2024 ending June 30, 2024, the Company maintains its guidance for net sales from a range of $10 billion to $11 billion.

Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter of fiscal year 2024.
Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/484918945

The conference call can be accessed by registering online at:
https://conferencingportals.com/event/dteAMPMM
After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.
A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the second quarter of fiscal year 2024 and updated full year fiscal 2024 guidance and the Company's ability to meet supply constraint challenges. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of GAAP gross margin to non-GAAP gross margin and from GAAP diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro’s motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	September 30,	June 30,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$543,156	$440,459
Accounts receivable, net of allowance for credit losses	845,729	1,148,259
Inventories	2,052,805	1,445,564
Prepaid expenses and other current assets	129,144	145,144
Total current assets	3,570,834	3,179,426
Property, plant and equipment, net	291,669	290,240
Deferred income taxes, net	185,675	162,654
Other assets	47,786	42,409
Total assets	$4,095,964	$3,674,729
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,084,058	$776,831
Accrued liabilities	152,500	163,865
Income taxes payable	161,395	129,166
Short-term debt	40,843	170,123
Deferred revenue	166,025	134,667
Total current liabilities	1,604,821	1,374,652
Deferred revenue, non-current	174,478	169,781
Long-term debt	105,389	120,179
Other long-term liabilities	45,737	37,947
Total liabilities	1,930,425	1,702,559
Stockholders’ equity:
Common stock and additional paid-in capital	574,718	538,352
Accumulated other comprehensive income	651	639
Retained earnings	1,590,009	1,433,014
Total Super Micro Computer, Inc. stockholders’ equity	2,165,378	1,972,005
Noncontrolling interest	161	165
Total stockholders’ equity	2,165,539	1,972,170
Total liabilities and stockholders’ equity	$4,095,964	$3,674,729

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended September 30,
	2023	2022
Net sales	$2,119,672	$1,852,130
Cost of sales	1,765,981	1,504,595
Gross profit	353,691	347,535
Operating expenses:
Research and development	111,027	74,243
Sales and marketing	37,230	29,363
General and administrative	32,924	23,806
Total operating expenses	181,181	127,412
Income from operations	172,510	220,123
Other income, net	6,613	8,054
Interest expense	(1,863)	(3,938)
Income before income tax provision	177,260	224,239
Income tax provision	(20,215)	(38,934)
Share of loss from equity investee, net of taxes	(50)	(889)
Net income	$156,995	$184,416
Net income per common share:
Basic	$2.96	$3.51
Diluted	$2.75	$3.35
Weighted-average shares used in calculation of net income per common share:
Basic	53,093	52,598
Diluted	57,185	55,017

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2023	2022
Cost of sales	$5,904	$884
Research and development	35,710	6,118
Sales and marketing	5,665	809
General and administrative	10,100	3,203
Stock-based compensation expense	$57,379	$11,014

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$270,465	$313,587
Net cash used in investing activities	(7,631)	(10,746)
Net cash used in financing activities	(159,941)	(331,183)
Effect of exchange rate fluctuations on cash	(203)	(1,472)
Net increase (decrease) in cash, cash equivalents and restricted cash	102,690	(29,813)
Cash, cash equivalents and restricted cash at the beginning of the period	440,960	268,559
Cash, cash equivalents and restricted cash at the end of the period	$543,650	$238,746

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
GAAP GROSS PROFIT	$353,691	$371,696	$347,535
Stock-based compensation	5,904	989	884
NON-GAAP GROSS PROFIT	$359,595	$372,685	$348,419

GAAP GROSS MARGIN	16.7%	17.0%	18.8%
Stock-based compensation	0.3%	0.1%	0.0%
NON-GAAP GROSS MARGIN	17.0%	17.1%	18.8%

GAAP OPERATING EXPENSE	$181,181	$144,941	$127,412
Stock-based compensation	(51,475)	(11,797)	(10,130)
NON-GAAP OPERATING EXPENSE	$129,706	$133,144	$117,282

GAAP INCOME FROM OPERATIONS	$172,510	$226,755	$220,123
Stock-based compensation	57,379	12,786	11,014
NON-GAAP INCOME FROM OPERATIONS	$229,889	$239,541	$231,137

GAAP OPERATING MARGIN	8.1%	10.4%	11.9%
Stock-based compensation	2.7%	0.6%	0.6%
NON-GAAP OPERATING MARGIN	10.8%	11.0%	12.5%

GAAP TAX EXPENSE	$20,215	$31,302	$38,934
Adjustments to tax provision	16,049	5,304	3,230
NON-GAAP TAX EXPENSE	$36,264	$36,606	$42,164

GAAP NET INCOME	$156,995	$193,569	$184,416
Stock-based compensation	57,379	12,786	11,014
Adjustments to tax provision	(16,049)	(5,304)	(3,230)
NON-GAAP NET INCOME	$198,325	$201,051	$192,200

GAAP NET INCOME PER COMMON SHARE – BASIC	$2.96	$3.67	$3.51
Impact of Non-GAAP adjustments	0.78	0.15	0.14
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$3.74	$3.82	$3.65

GAAP NET INCOME PER COMMON SHARE – DILUTED	$2.75	$3.43	$3.35
Impact of Non-GAAP adjustments	0.68	0.08	0.07
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.43	$3.51	$3.42

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	53,093	52,679	52,598
BASIC – NON-GAAP	53,093	52,679	52,598

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
DILUTED – GAAP	57,185	56,505	55,017
DILUTED – NON-GAAP	57,846	57,222	56,271